UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2010
LAMAR ADVERTISING COMPANY
LAMAR MEDIA CORP.
(Exact name of registrants as specified in their charters)

Delaware Delaware (States or other jurisdictions of incorporation)	0-30242 1-12407 (Commission File Numbers)	72-1449411 72-1205791 (IRS Employer Identification Nos.)
5551 Corporate Boulevard, Baton Rouge, Louisiana 70808
(Address of principal executive offices and zip code)
(225) 926-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure
On April 8, 2010, Lamar Advertising Company (“Lamar Advertising”) announced (i) a proposed institutional private placement of senior subordinated notes of Lamar Media Corp., its wholly-owned subsidiary (“Lamar Media”) and (ii) a tender offer by Lamar Media for any and all of its outstanding 7 1/4% Senior Subordinated Notes due 2013 (the “7 1/4% Notes”). In connection with the proposed private placement and tender offer, Lamar Media is disclosing the following information:
Planned refinancing of senior credit facility
Lamar Media is planning to refinance its existing senior credit facility with a new senior credit facility. The new credit facility is expected to be comprised of a $250 million revolving credit facility, a $300 million Term A loan facility and a $575 million Term B loan facility. It is also expected to have a $300 million incremental facility (subject to increase to $500 million, based upon our satisfaction of a senior debt ratio test) that would allow for additional commitments into which lenders could enter at their sole discretion.
Update on Guidance
Lamar Advertising currently expects net revenue for the first quarter of 2010 to be down approximately 1.0% on a pro forma basis versus the first quarter of 2009, which reaffirms guidance given in its February 25, 2010 earnings release.

Item 8.01.	Other Events.
Proposed Private Offering
On April 8, 2010, Lamar Advertising issued a press release announcing a proposed institutional private placement of senior subordinated notes by Lamar Media (the “Private Placement”). The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein in accordance with Rule 135c of the Securities Act of 1933, as amended.
Tender Offer
Also on April 8, 2010, Lamar Advertising issued a press release, a copy of which is attached hereto as Exhibit 99.2 and incorporated by reference herein, announcing that Lamar Media has launched a tender offer to purchase, for cash, any and all of its outstanding 7 1/4% Notes. In conjunction with the tender offer, Lamar Media is soliciting consents from the holders of the 7 1/4% Notes to eliminate certain covenants and amend certain provisions of the indenture governing the 7 1/4% Notes. The tender offer is subject to a number of conditions, including the successful completion of the Private Placement and Lamar Media’s receipt of tenders which have not been revoked in respect of at least a majority in aggregate principal amount of the 7 1/4% Notes.

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This Current Report on Form 8-K contains forward-looking statements regarding (i) Lamar Media’s refinancing of its existing senior credit facility with a new senior credit facility and (ii) guidance for the first quarter of 2010. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those results indicated in the forward-looking statements include Lamar Media’s ability to refinancing its existing credit facility and a decline in advertising spending. This Current Report on Form 8-K is not an offer to buy, or the solicitation of an offer to sell, securities, nor a solicitation for acceptance of the tender offer and consent solicitation for the 7 1/4% Notes.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Description
99.1	Press release of Lamar Advertising Company dated April 8, 2010.
99.2	Press release of Lamar Advertising Company dated April 8, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: April 8, 2010	LAMAR ADVERTISING COMPANY
	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

Date: April 8, 2010	LAMAR MEDIA CORP.
	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press release of Lamar Advertising Company dated April 8, 2010.
99.2	Press release of Lamar Advertising Company dated April 8, 2010.